Exhibit 99.2

Matt Kreps: Hello, everyone and welcome to a fireside chat session with Dennis Calvert, CEO of BioLargo and Steve Harrison, CEO of Clyra Medical Technologies. Thanks for joining us today. And we're gonna just talk through a few question and answer sessions here covering both BioLargo and Clyra and some of the recent and very exciting developments that have been going on at Clyra Medical recently. So first of all, maybe for those of you that are new, a quick overview. Dennis, maybe would you give just a quick two or three sentences on BioLargo and its connection to Clyra?

Dennis Calvert: Yeah. So remember, BioLargo's been innovating for well over 10 years. We have a portfolio of innovations all focused on making life better. High impact investing with a heavy emphasis on sustainable technologies. This story with Clyra is just an extraordinary full circle story for the company. And we've been working together, Steve and I and Clyra Medical and BioLargo for now almost over a decade. And we're watching the fruit of significant investment come to bear. And so we're just happy to share this story because it's just a wonderful moment in the history of the company and we're very excited about the future.

Matt: Excellent. And Steve, could you maybe fill people in a little bit on what Clyra is?

Steve Harrison: So Clyra is a medical device company focused on initially wound, surgical, and burn irrigation solution with a preservative in solution based on the technology platform of a copper iodine complex, which is novel. It's a powerful innovation for this arena of infection control. And we believe it will become the standard of care ultimately because of its characteristics and its features. And so that's what we're focused on over here at Clyra.

Matt: Outstanding. And that's a perfect segue. Let's just dive right in because you recently wrapped up the Fall Symposium on Advanced Wound Care in Las Vegas. In the spring, that was the same symposium where you first introduced ViaClyr, which is one of your lead products. Now that it's been in the clinical mainstream for a while, what are you hearing from the clinicians and what's most encouraging to you coming off of that symposium event?

Well, it's very encouraging and it's really such a wild thing to see this come to reality. The impact of what we're doing will be global, it will be durable, it will be lasting, and it will be a benefit to humanity. And although we have a regulatory clearance as a wound irrigation and preservative in solution, no claims are made outside of this very strict and narrow clearance language. However, the clinicians who have used ViaClyr on hundreds of patients now have observed unexpectedly positive, in some cases the terminology is remarkable, results. And so what we have seen is really driving a tremendous level of enthusiasm for a very difficult problem in healthcare, which is infections and hard-to-heal wounds. So we believe we can play a part in that by being a part of that wound management strategy and contribute to that in a way that will drive better outcomes. We believe we're seeing it now with clinical evidence, early clinical evidence, and those results and further clinical results from upcoming clinical trials will be published and peer-reviewed in the near future. And so we're really excited about that because that is where you really have the breakthrough that is recognized as significant and evidence-based reasons to change the standard of care.

Steve: And so we're excited about that and the feedback that we got at SAWC. SAWC is the Symposium for Advanced Wound Care. The fall meeting is the largest meeting with almost 2,000 attendees: nurses, doctors, mid-level personnel, clinic managers, and administrators. And very well attended. It's probably the premier show for our product category of the year. And the feedback that we got was people realizing and understanding what we have and the importance and the necessity of what we're doing.

Dennis: Yeah, I can add to that too real quick. I had a...

Steve: Dennis was there. Yeah.

Dennis: Well, I had a chance to be there and it was a great event. First of all, tribute to the team that Steve has assembled. It's pretty remarkable. Highly qualified people, they know these products like the back of their hand and they know this industry. We've got one of his clinical liaisons been in the business serving at the clinical level for 40 years. And so these are bona fide experts in the field. And Steve has got in there... They're entrepreneurial and they're just passionate. It's really, really obvious. Also, I'd testify that the show itself, the presentation is just top-shelf. Extraordinarily beautiful messaging, very clear and crisp. Stands out amongst the crowd for its showcase.

Steve: Yeah, and so the other thing I wanted to add, and we talked about this before the call, but we're seeing that adoption. And it's a long process. In many cases, it involves an evaluation with different committees within a hospital system, especially the larger systems, to gain the adoption. And that means we provide our data, we have a physician who is championing the product because he's seen it work on his patients in a way that has caused him to want to switch to our ViaClyr product. And so that drives up the channel, up the chain, so to speak, with these larger systems. And it is a time-consuming process. It requires patience. But we are in that process with many systems. So we've recently acquired almost a 20-hospital system with about 200 clinics, what we call maybe a mid-sized to large system. That will be formalized soon. And we're in that process with many of the large systems in the country.

Steve: I think that is, in this industry, I think that's early. We just launched in March [2026]. So we are already at the table with very large customers. We're gaining that adoption because the physicians are seeing something special and something different. And with that said, it is super critical that we are disciplined and focused to ensure that every aspect of our highly regulated business is buttoned up: regulatory, quality, compliance, engineering and design, intellectual property, manufacturing and process, on through to marketing and communication, and capital strategy and planning. So all of these things are so important right now, and none of them can be sidestepped or shortcut. I want to be clear on that because the importance of what we're doing demands that we do this. It demands that we do not take shortcuts. It demands that we don't rush things. It demands that we do everything with precision, integrity, accuracy, and within regulatory compliance to the highest standard. They require the necessary timelines and proper execution of a highly skilled and experienced professional team, which we are grateful to have, the best of the best. I mean, we really have what you might call the dream team. And I know people say that, they throw that term around, but Dr. Jeff Marcus, who's our Chief Medical Officer, formerly Chief of Plastic Surgery at Duke University, one of the top medical schools in the country. The rest of our team are incredible, but he's pushing our clinical effort forward so that we'll have that necessary evidence that comes from randomized clinical trials.

Steve: We just brought on, as Dennis mentioned, Joni Wilson, who is affectionately known in the industry as the queen of burn. She is a well-recognized expert in burn. She's run very large burn centers in the country, and we're very grateful to have her as well. We have... Again, I could go down the list and I'd love to have the time to do that. I know we don't have a lot here, but we have what I think is a world-class team that would be well-positioned in a multi-billion dollar company. So we're very grateful to have that.

Matt: That's outstanding. It's almost a perfect pivot to really talk about the commercial. You've got the team, you've got the data, you've got the product, you've got the regulatory pathway, you've got early indications of adoption, enthusiasm from the clinical field. So let's talk a little bit about how that translates into what for investors is often the most important aspect. Once you get past the idea that this product does work, the clinical data is real, there is a differentiated benefit to patients, you need to start thinking about the commercial side of things. And I know that you guys have signed up three distributors already, which is a huge early win. Give us a quick rundown of those distributors and the markets they serve.

Steve: Yeah, great question. Advanced Solution is our primary distributor in the U.S. They cover about 85% of the U.S. Wonderful team of many former military special forces, very successful individuals that are very driven, hardworking, very professional, very well-educated, and very well-trained. And I can say also that our secondary distributor in the United States, well, primary distributor into the federal government, the DoD, the VA, Indian Health Service, any federal supply service contracts, is Spartan Medical. Same thing. Former military, highly disciplined, highly trained, highly professional, high integrity, the best in the business. And again, we're fortunate to have them as a partner, and we're looking forward to great things from both of them, actually.

Steve: And again, these large health systems have come through Advanced Solution representation. So they're doing their job. Spartan is doing the same thing. We're already in discussions with many of the facilities in the federal government here and overseas, military facilities. And so we're very optimistic. We believe we've chosen the best in the industry. Thirdly, Al Hikma, who is our distributor in the Middle East, covers 18 countries, population of 550 million people. And they are well-suited for our product distribution. Just a little bit longer process because each one of those 18 countries requires an individual registration process. We're in that process now, and we expect very good results from a market size that's similar to the United States. More population, but in terms of the economic size of the market, it's close. So it's a very good and important market for us, and we have a great distributor there.

Steve: We have another distributor that we're not able to discuss because of confidentiality requirements, but things are moving very well with that. We expect a launch soon, and I'm sorry I can't really speak more detail to that, but we are restricted by confidentiality and we want to honor that. They're a very good partner. And I think the summary is that we've got a lot of great things happening over the next few months. I think you're gonna see some really exciting announcements from the work that we have done. All of the work that we've done over the past several years to get to this point is starting to bear fruit, starting to produce very great results, better than we had hoped in some cases. Takes a little longer than some of our original timing expectations, but I think that's the nature of, again, what I said earlier was we're making sure that everything is buttoned up tight. We want to be completely compliant and adherent to these principles that are very important for our long-term success.

Dennis: Yeah, I want to compliment too, Steve, if you've not been in a medtech, med device company, it's hard to comprehend, but it's extraordinarily difficult to get through all of the compliance, especially as an emerging company. So it's expensive, takes a lot of time, a lot of money, taps everyone. Clyra has just been so resilient, so resilient and able to finance and advance these things at the highest mark. And I know everyone knows it, but we don't say it enough. We are competing at the absolute highest level. So this is head-to-head against very well-established companies with incumbent products that have been there for decades. And we are extraordinarily skilled at the competition frame. And everything we publish and talk about is in that vein of thought about how to preserve the competitive edge while we get to market. And so it's thoughtful, it's careful, and it's really good in the sense that, as Steve said, compliance at the highest level with really a product that has a chance to transform the market. We believe it will transform the market. And so this is early in the process, but we can see all the... As they say, the lights are green. Here we go. So we're plowing ahead. So good job.

Steve: Yeah. And I know we wanted to try to close this in 30 minutes, which leaves us a couple more minutes, but I just wanted to say for me personally, because I've been on the journey from the very, very beginning, and there were plenty of times when we really may not have easily seen our way through. But we've been able to see breakthrough after breakthrough, and we've always had good investment support. Our investors have supported us well. Sorry to go off on that, but…

Matt: No, that's great. It's a story of passion. And look, none of these innovations, none of these discoveries, they never go to plan. Right? If you can find one that went to plan, they're just hiding what didn't work and what didn't go to plan. And they always take longer. They're always so much more challenging. And it comes down to the quality of the discovery and the passion of the team to bring it to market. And here it sounds like we have both of those.

Steve: Yeah.

Matt: In abundance. So maybe let's wrap this up. We've got great technology, we've got incredible clinical data, we've got excitement and enthusiasm from the clinical marketplace. We've got early distribution already on board so much faster than most companies. We've got a major partner coming on board. Hopefully some more news about that soon to help people understand more about what that opportunity looks like when you can disclose it.

Steve: Yeah.

Matt: What milestones should investors in Clyra, investors in BioLargo be looking for ahead over the next three to six months? What would be things on your list that you want to deliver and give information to these investors?

Steve: Yeah, I think the milestones that we're working on achieving, which is adoption into systems. Hospital systems, clinic systems, wound care clinics, burn clinics. We also have... Again, we have clinical studies planned, and very proud of the institutions that we're going to be working with. We can't announce those yet, but they're institutions that you say, "Wow, this is the top of the top. This is the top." And so that's what we're focused on. We want to go to the finest institutions with the leading world experts in these areas and have them tell us what they think and put that in the form of a randomized clinical trial that is going to be published and peer-reviewed in the academia and medicine so that we have an unimpeachable data set. And then sales, right?

Steve: I think we'll see that adoption, a very strong upswing in that in 2027. First year out for a medical device company introducing a new product. This year's been a tough year for wound care. There've been some changes in reimbursement on the tissue side that have affected the entire industry, but we're getting through that now. We're getting through that cycle. Probably a really tough year to launch, but I think we're gonna end up with a pretty good year this year. Next year's gonna be really good.

Dennis: Yeah, one of the other things that the show was really evident to me is the role of the antimicrobial to help other products be successful is also very apparent. Because there's a broad field, tissue therapy, all sorts of therapies that are part of the wound healing industry, and all of them need our ingredients, all of them. I mean, we help. We're sort of like the glue that holds them together for the bioburden that allows the body to do its work and heal, right? So it's pretty remarkable. And it positions Clyra as a staple across the entire industry. I think as it unfolds, we'll see more and more strategic alliances come together with major players around the world.

Steve: And again, apologize for taking so much time, but you asked me and I love to tell the story, so I get carried away sometimes.

Matt: No, it's fantastic. I think that's what people need to understand. They need to see that excitement, that enthusiasm, and it's all grounded in real fact, it's in real data, it's in real clinical experience that's underpinning that enthusiasm. And like you said, every time you do the test, the results come back favorable, and now you're excited and enthusiastic to run those trials. So this is fantastic. Gentlemen, I appreciate the time with both of you. Dennis, thank you.

Dennis: Thank you, Matt.

Matt: Steve, appreciate the time.

Steve: Great to see you.

Dennis: Thanks, everybody.

Matt: Look forward to updating people again.

Steve: Thank you.

Matt: Awesome.

Dennis: Take care.